Exhibit 2.1

                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT ("Agreement") has been made and entered into as of this 15th day of March, 2004, between the shareholders of Pyramid Music Corp., listed on the signature page hereto (collectively, the "Sellers"), Pyramid Music Corp. (the "Company") and Lexington Barron Technologies, Inc., a Colorado Corporation (the "Purchaser").

                                R E C I T A L S:

A. The Company is authorized to issue 50,000,000 shares of common stock ("Company Shares"), par value $.01 per share, of which 4,726,076 shares are presently issued and outstanding.

B. The Purchaser is authorized to issue 100,000,000 shares of common stock ("Purchaser Shares"), no par value, of which 4,230,616 are presently issued and outstanding and 10,000,000 shares of non-voting preferred stock, no par value, of which no shares are presently issued and outstanding.

C. The parties hereto desire to effect a Share Exchange (the "Share Exchange") pursuant to which Purchaser will issue 16,922,464 shares of the 21,053,076 then outstanding shares of the Purchaser (80% of the then outstanding Purchaser Shares) to the Sellers in return for one hundred percent of the issued and outstanding shares of the Company

D. The Share  Exchange  will be  effected  as a tax-free  exchange  pursuant  to
Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

                                   ARTICLE I.
                                  DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

"AFFILIATE" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

"AGREEMENT" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

"CLOSING" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

"CLOSING DATE" shall mean five days from the date the last of the closing conditions and closing deliveries in this Agreement are fulfilled or waived, or such other date as agreed in writing to by the parties on which the Closing occurs.

"CLOSING DOCUMENTS" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement, including specifically the Escrow Agreement governing the delivery and exchange of the shares detailed herein.

"CODE" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.


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"ENCUMBRANCE"  shall mean any charge,  claim,  encumbrance,  community  property
interest,   condition,   equitable  interest,  lien,  option,  pledge,  security
interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.

"INVESTMENT LETTER" shall mean the investment letter in the form attached hereto as Appendix A.

"MATERIAL ADVERSE EFFECT" means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

"ORDINARY COURSE OF BUSINESS" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

"SEC" shall mean the Securities and Exchange Commission.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"TAXES" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

"TRANSACTION" shall mean the Share Exchange contemplated by this Agreement.


The  following  appendices  and  schedules are attached to and form part of this
Agreement:

            APPENDICES

            DESCRIPTION

            Appendix A        Investment Letter


            SCHEDULES

            DESCRIPTION

            Schedule 2.1      Selling Shareholder's Share Ownership

            Schedule 3.1.12   Purchaser SEC Documents

            Schedule 5.2.1    Directors of Purchaser upon Closing


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                                  ARTICLE II.
                                THE TRANSACTION

2.1. SHARE EXCHANGE. Subject to the terms and conditions of the Closing Documents, the Sellers hereby agree to transfer and deliver to Purchaser, and Purchaser hereby agrees to accept, 100% of the issued and outstanding Company Shares, in return for the delivery of 16,922,464 newly issued, restricted Purchaser Shares to Sellers to be distributed pro-rata based on share ownership of the Company as detailed in Schedule 2.1.

2.2. SECURITIES LAW MATTERS.

      2.2.1. Private Offering. The Parties understand that the Company Shares and Purchaser Shares (the "Exchanged Shares") to be acquired and delivered to the respective parties pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter signed by each of the respective parties and delivered concurrently with the execution of this Agreement. Each certificate representing the Exchanged Shares in the name of the Sellers or Purchaser, as applicable, pursuant to the terms of this Agreement shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller, severally and not jointly, hereby represents and warrants to Purchaser that:

            3.1.1. Title to Company Shares. At the time of delivery of the Company Shares to Purchaser hereunder, Sellers will be the lawful owners of the Company Shares in the amounts set forth in Schedule 2.1 attached hereto.

            3.1.2. Authority to Execute and Perform Agreements. Each Seller which is a corporation or other type of legal entity is, and on the Closing Date will be, a duly organized and validly existing corporation (or other entity) in good standing under the laws of its state of incorporation (or organization).

      3.2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that:

            3.2.1. Organization of the Company; Foreign Qualification. The Company is duly organized, validly existing, and in good standing under the laws of the state of Florida and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Each of the Company and the Sellers have the full power and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of the Company's corporate records, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Purchaser. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.


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      3.2.2. Capitalization; Ownership of Transferred Shares.

            3.2.2.1. The Company has an authorized capital stock consisting of 50,000,000 shares of common stock, par value $.01 per share, of which 4,726,076 shares are issued and outstanding and 100,000 shares of preferred stock of which 100,000 shares are outstanding. All of the shares of Company Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws. All shares held by the Sellers were legally and validly issued in compliance with appropriate and applicable securities laws.

            3.2.2.2. The Company does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Company to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of Company Stock, and no persons who previously were holders of Company Stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

            3.2.2.3. There is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Company Stock. Neither the Company nor any of its Affiliates, is under any obligation, contract or other arrangement to register (or maintain the registration of) any of its or their securities under federal or state securities laws.

            3.2.2.4. Neither the Company nor the Sellers is a party to any agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any other stockholders of the Company with respect to or concerning the purchase, sale or transfer or voting of the Company Stock or any other security of the Company.

            3.2.2.5. Neither the Company nor the Sellers has any legal obligations, absolute or contingent, to any other person or entity to sell the assets, or any capital stock or any other security of the Company or any of its subsidiaries or affect any merger, consolidation or other reorganization of the Company or any of its subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

            3.2.2.6. The Sellers are the sole beneficial and record holders of the Transferred Shares. The Sellers hold the Transferred Shares free and clear of any Encumbrance of any kind whatsoever. The Transferred Shares represent all of the issued and outstanding common stock of the Company.

      3.2.3. Subsidiaries. The Company does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

      3.2.4. Real Estate. The Company does not own any real estate or any interest in any real estate.

      3.2.5. Authority Relative to the Closing Documents; Enforceability. The Sellers are not suffering from any legal disability which would: (a) prevent them from executing, delivering or performing their obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against the Sellers and their property. The Closing Documents have been duly and validly executed and delivered by the Sellers and each constitutes the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with their respective terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and remedies generally, the remedies of specific performance and injunctive and other forms of equitable


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relief may be subject to equitable defenses and general principles of equity and to the discretion of the court before which any proceeding therefore may be brought, and the state and federal laws of public policy and how such laws
effect  the  rights  of  indemnity  and  contribution  (the   "Insolvency/Equity
Exceptions").

      3.2.6. Title to Assets. The Company has good and marketable title free and clear of any Encumbrance in and to all of the assets and properties identified to Purchaser, as set forth in Schedule 3.1.6.

      3.2.7. Material Contracts. Except as disclosed to Purchaser, the Company is not a party to or bound by any material agreement or contract.

      3.2.8. Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

      3.2.9. Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against the Company, nor is the Company subject to any existing judgment which might affect the financial condition, business, property or prospects of the Company; nor has the Company received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

      3.2.10. Taxes. The Company either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by the Company or (b) has timely filed for any required extensions with regard to such returns. All Taxes of the Company have been paid (or estimated Taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of the Company. The returns were correct when filed. There are no pending investigations of the Company concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of the Company's assets.

      3.2.11. Compliance with Law and Government Regulations. The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Company or its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      3.2.12. Trade Names and Rights. Except as set forth on Schedule 3.1.12, the Company does not own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company's business.

      3.2.13. Accuracy of Financial Statements. The Company and Sellers have delivered interim financial statements of the Company ("Financial Statements"). The Company and Sellers also represent and warrant that the Financial Statements fully and fairly present in all material respects the financial position of the Company as at the date of the Financial Statements. The books and records of the Company fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. The Company and Sellers represent and warrant that there has been no material adverse change in the financial condition of the Company from that stated in the financial statements.


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      3.2.14.  Full Disclosure.  None of the representations and warranties made by the Sellers herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to Sellers and the Company that:

      3.3.1. Organization of Purchaser; Foreign Qualification. Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Colorado and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Purchaser has the full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of Purchaser's corporate records, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Sellers. Purchaser is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

      3.3.2. Capitalization; Ownership of Transferred Shares.

                  3.3.2.1. Purchaser has an authorized capital stock consisting of 1000,000,000 shares of common stock, having no par value per share, of which 4,230,616 are issued and outstanding (prior to the Share Exchange) and 10,000,000 shares of preferred stock of which no shares are outstanding. All of the shares of Company Stock have been validly issued, fully paid, are non-assessable, and were issued in compliance in compliance with applicable federal and state securities laws. All shares held by the Sellers were issued in compliance with federal and state securities laws.

                  3.3.2.2. Purchaser does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Purchaser to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of Purchaser's common stock, and no persons who previously were holders of Purchaser's common stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

                  3.3.2.3. There is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Purchaser's common stock. Neither Purchaser nor any of its Affiliates, is under any obligation, contract or other arrangement to register (or maintain the registration of) any of its or their securities under federal or state securities laws. No shareholders of the Purchaser have a right to receive dividends and no unpaid dividends are due and owing with regard to the Purchaser's capital stock.

                  3.3.2.4. The Purchaser Shares shall be validly issued from the
            Purchasers authorized common stock.

      3.3.3. Subsidiaries. Purchaser does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

      3.3.4. Real Estate. Purchaser does not own any real estate or any interest in any real estate, except as disclosed in the SEC Documents.

      3.3.5. Authority Relative to the Closing Documents; Enforceability. Purchaser is not suffering from any legal disability which would: (a) prevent it from executing, delivering or performing its obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and


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(c) require the signature or consent of any third party in connection  therewith for the Transaction to be binding and enforceable against Purchaser and its property. The Purchaser has and on the Closing Date will have the power and authority to enter into this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby. The Purchaser has or will have prior to the Closing Date approved this Agreement and the transactions contemplated hereby by appropriate corporate action. This Agreement and the Closing Documents have been duly and validly executed and delivered and each constitutes the legal, valid and binding obligation, enforceable against Purchaser in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

      3.3.6. Contracts. Purchaser has, and on the Closing Date will have, no agreements, contracts or commitments to which it is or on the Closing Date will be a party, except as described in Schedule 3.3.6.. Purchaser represents and warrants that all of the contracts described on Schedule 3.3.6 are terminable unilaterally by Purchaser without penalty or restriction or have already been properly terminated.

      3.3.7. Labor Matters. There are presently no employment or consulting contracts with, or covenants against competition by, any present or former employees of Purchaser. Purchaser has no employees other than its sole officer.

      3.3.8. Compliance with Other Instruments; Consents. Neither the execution of this Agreement or any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of Purchaser under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, law, regulation or any other restriction of any kind or character to which Purchaser is bound. The execution and delivery of this Agreement or any Closing Document nor the consummation of the Transaction contemplated by this Agreement, except as set forth on Schedule 3.3.8, require the consent of any governmental or administrative agency or any other person not a party hereto.

      3.3.9. Financial Statements. Purchaser's audited financial statements (the "Purchaser Financial Statements") for the year ended December 31, 2002 and unaudited quarterly financial statements for the nine month period ended September 30, 2003, copies of which have been delivered to Purchaser, are true and complete in all material respects, and have been prepared in accordance with GAAP for the period covered by such statements, and fairly present, in accordance with GAAP, the properties, assets and financial condition of Purchaser, and results of its operations as of the dates and for the periods covered thereby. Except as may be disclosed in the SEC Documents, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Purchaser, taken as a whole, from that reflected in the Purchaser Financial Statements. As of the Closing Date, Purchaser will not have any debts, liabilities (including tax liabilities) or obligations or claims of any nature, whether accrued, absolute, un-matured, contingent, or otherwise, whether due or to become due. There are, and will be as of the Closing Date, no accounts payable and no liabilities owed by Purchaser.

      3.3.10. Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against Purchaser, nor is Purchaser subject to any existing judgment which might affect the financial condition, business, property or prospects of Purchaser; nor has Purchaser received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

      3.3.11. SEC Documents. Purchaser has furnished or made available to Sellers a true and complete copy of each report, schedule, registration statement and proxy statement filed by Purchaser with the SEC since the inception of Purchaser (as such documents have since the time of their filing been amended, the "SEC Documents"), a list of which is attached as Schedule
3.1.11. Purchaser has filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC
Documents,  and none of the SEC Documents  contained  any untrue  statement of a


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material fact or omitted to state a material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.3.12. Taxes. Purchaser either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by Purchaser or (b) has timely filed for any required extensions with regard to such returns. All Taxes of Purchaser have been paid (or estimated Taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of Purchaser. The returns were correct when filed. There are no pending investigations of Purchaser concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of Purchaser's assets.

      3.3.13. Compliance with Law and Government Regulations. Purchaser is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting Purchaser or its properties or the operation of its business. Purchaser is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      3.3.14. Trade Names and Rights. Purchaser does not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Purchaser's business. Purchaser is not infringing upon any intellectual property right of any person.

      3.3.15. Investment Company Act. Purchaser is not, and upon completion of the Transaction will not be, subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      3.3.16. Affiliated Transactions. There are no loans, leases or other contracts outstanding between Purchaser and any officer or director of Purchaser or any person related to any officer or director of Purchaser.

      3.3.17. Sanctions. During the past five year period, no officer or director of Purchaser has been subject of:

            3.3.17.1. a petition under the federal bankruptcy laws or any other insolvency or creditor's rights laws, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing or such appointment, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing or appointment;

            3.3.17.2. a conviction in a criminal proceeding or a named subject of a pending criminal proceeding;

            3.3.17.3. any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or any associate person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activities; engaging in any type of business activity; and engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation or federal, state or other securities laws or other laws.


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            3.3.17.4.  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Section 3.3.17.3 above, or to be associated with persons engaged in any such activity.

            3.3.17.5. a finding by a court of competent jurisdiction in a civil action or by the United States Securities and Exchange Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the United State Securities and Exchange Commission has not been subsequently reversed.

            3.3.17.6. a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed.

      3.3.18. Purchaser Representation. Purchaser has not taken and will not take and no officer, shareholder or director has taken, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to, cause or result in any violations of federal or state securities laws.

      3.3.19. Employee Benefit Plans. Purchaser has no pension plan, profit sharing plan, stock option plan or similar employee benefit plan.

      3.3.20. Broker's Fees. Purchaser nor any of its officers or directors has engaged any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any the Transaction.

      3.3.21. Questionable Payments. Neither Purchaser, not any current or former shareholder, director or officer of Purchaser, has (a) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) made any false or fictitious entries on Purchasers books and records; (d) made any bribe, rebate, payoff, kickback, influence payment or otherwise on behalf of Purchaser; or (e) made any favor or gift that is not deductible for federal income tax purposes using corporate funds on behalf of Purchaser.

      3.3.22. Blank Check Company Status. Purchaser is not a "blank check company" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, is not required to comply with Section 7(b) of the Securities Act or Regulation 410 promulgated under the Securities Act.

      3.3.23. Full Disclosure. None of the representations and warranties made by Purchaser herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.


                                  ARTICLE IV.
               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

4.1. FILING WITH SECURITIES AND EXCHANGE COMMISSION. Upon the consummation of this Agreement, if required to do so by law, Purchaser shall file with the SEC an Information Statement on Schedule 14F (the "Schedule 14F") or such other documents as may be required, disclosing the anticipated resignation of the current directors and appointment of the anticipated new directors as provided herein, in a form that will satisfy the requirements of law. The parties agree to cooperate in the preparation and filing of such report or any other filings to be filed with the SEC.

4.2. BROKERS OR FINDERS. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.


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                                   ARTICLE V.
                               CLOSING DELIVERIES

5.1. THE CLOSING. The Closing shall take place on the Closing Date (unless such date is extended by the mutual agreement of the parties) at such location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Sellers and Purchaser, provided such undertakings are satisfactory to each party's respective legal counsel.

5.2. DELIVERIES BY THE PURCHASER. Purchaser hereby agrees to deliver, or cause to be delivered, to Sellers the following items on Closing:

      5.2.1. Certified Resolutions. Copies of the resolutions, certified by an officer of the Company, of the Board of Directors of the Company approving the terms of this Agreement, and a copy of the resolution of the shareholders of the Company approving the Share Exchange.

      5.2.2. Resignations. A copy of the resignations of the existing directors and officers of Purchaser, to be effective as of the Closing Date.

      5.2.3. Termination of Contracts. Evidence satisfactory to the Sellers that all contracts and all payables and liabilities have been terminated, effective as of the Closing Date without any payment by, or continuing liability to, the Company.

      5.2.4.   Stock   Certificates.   A  stock   certificate  or   certificates
representing the Purchaser Shares issued in the name of Sellers.

      5.2.5. SEC Filings. Evidence that all SEC filings have been properly certified and filed with the SEC.

      5.2.6. Transfer Agent Direction. A direction of Purchaser to its transfer agent to register the Purchase Price Shares in the name of the Sellers with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.

      5.2.7. Closing Certificate. The Purchaser shall deliver a certificate to Sellers and Company confirming, as of the Closing Date, the matters set forth in
Article VII of this Agreement.

      5.2.8. Opinion of Purchaser's Counsel. Sellers and the Company shall have received a satisfactory opinion from Purchaser's counsel.

      5.2.9.   Investment  Letter.  The  Investment  Letter,   executed  by  the
Purchaser.

5.3. DELIVERIES BY SELLERS AND COMPANY. Sellers and Company hereby agree to deliver to the Purchaser the following items on Closing:

      5.3.1. Certified Resolutions. Copies of the resolutions, certified by an officer of the Company, of the Board of Directors of the Company approving the terms of this Agreement, and a copy of the resolution of the shareholders of the Company approving the sale of the Transferred Shares.

      5.3.2. Stock Certificates. A stock certificate or certificates representing the Company shares, together with such stock powers, legal opinions and all other documentation required by the Company's transfer agent to reissue such shares in the name of Purchaser.

      5.3.3. Investment Letter. The Investment Letter, executed by the Sellers.


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

      5.3.4. Transfer Agent Direction. A direction of the Company to the Company's transfer agent to register the Transferred Shares in the name of the Purchaser with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.


                                  ARTICLE VI.
            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

Purchaser's obligation to perform under this is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

6.1. PERFORMANCE OF COVENANTS. The Sellers shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by this Agreement.

6.2. ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement (considered collectively), and each of Sellers' representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.


                                  ARTICLE VII.
       CONDITIONS PRECEDENT TO SELLERS' AND COMPANY'S OBLIGATION TO CLOSE

The Sellers' and Company's obligations to perform under this Agreement are subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

7.1. PERFORMANCE OF COVENANTS. Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.2 of this Agreement.

7.2. ACCURACY OF REPRESENTATIONS. All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of Purchaser's representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.3. NO MATERIAL ADVERSE EFFECT. There shall have been no Purchaser Material Adverse Effect since the date of this Agreement.

7.4. APPROVALS. All action required to be taken by, or on the part of, Purchaser to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of by Purchaser of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Purchaser.

7.5. AUTHORIZATIONS. Any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties with are necessary or advisable in connection with the consummation of the Transaction shall have been obtained.

7.6. DUE DILIGENCE. The satisfactory completion, as determined by the Sellers and the Company, of the Sellers' and Company's due diligence regarding Purchaser.

                                 ARTICLE VIII.
                          SURVIVAL OF REPRESENTATIONS


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

8.1. REPRESENTATIONS TO SURVIVE CLOSING. The representations and warranties of the Sellers and Purchaser contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction for a period of one year following the Closing. Each party acknowledges and agrees that, except as expressly set forth in this Agreement or any Closing Document, no party has made (and no party is relying on) any representation or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

                                  ARTICLE IX.
                            COVENANTS OF THE PARTIES

9.1. PURCHASER SPECIAL BOARD MEETING. On the Closing Date, Purchaser shall cause a special meeting of the Board of Directors shall be held, at which meeting the size of the Board of Directors shall be set at 5 members. Michael Solomon, David Levy, Les Garland, Allen Jacobi and Gregory Catinella shall be appointed as new directors of the Purchaser and all resignations of officers and directors tendered on the Closing Date shall be accepted. David Levy shall be appointed as President, Secretary and Treasurer of the Purchaser.

9.2. SEC FILINGS. Purchaser agrees that prior to the Closing Date, it has or will file all reports and filings required to be filed under the Exchange Act and Securities Act.

9.3. NEGATIVE COVENANT OF PURCHASER. Purchaser shall not, prior to the Closing Date, (a) change any provision of its certificate of incorporation or bylaws, except to increase the authorized number of shares of common stock from 20,000,000 to 100,000,000 and of preferred stock from 5,000,000 to 10,000,000, or (b) issue or grant any registration rights to any person which are superior to those set forth in the Registration Agreement or which could otherwise adversely affect the rights granted thereunder.

9.4. ACCESS TO RECORDS; CONFIDENTIALITY

            9.0.1. During the period from the date of this Agreement to the Closing Date, Purchaser and the Company shall permit the other party and its representatives, agents and designees reasonable access to its properties and those of its subsidiaries (if any), and shall disclose and make available to them all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of it an its subsidiaries (if any), including, but not limited to, all books of accounts, tax records, minute books, organizational documents, bylaws, material contracts and agreements, regulatory filings, accountants records and work papers, litigation files, business plans, plans affecting employees, and any other business activities or prospects in with Purchaser or the Company, as applicable, may have an interest.

            9.0.2. All information furnished by Purchaser to the Company and by the Company to the Purchaser pursuant hereto shall be treated as the sole property of the furnishing party and, if the Share Exchange shall not occur, the receiving party shall return to the furnishing party, all information, documents (in whatever form including electronic) or other materials containing reflecting or referring to such information, shall use best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which: the receiving party can establish was already in it possession prior to the disclosure thereof by the furnishing party, that was then generally know in the public domain, became known to the public through no fault of the party receiving the information; or was disclosed to the receiving party by a third party not bound by an obligation of confidentiality or (ii) disclosures in accordance with an order of a court of competent jurisdiction.

9.1. EXCLUSIVITY. So long as this Agreement remains in effect, Purchaser shall not and Purchaser shall not authorize or permit any of its directors, officers, employees or agents to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries related to, or the making of any proposal relating to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party any non-public information relating to an Acquisition Transaction or (v) enter into an agreement with any other party with regard to an Acquisition Transaction. Purchaser will immediately cease all activity, discussions or negotiations


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previously  conducted  by any parties  other than the Company  with regard to an
Acquisition Transaction. Purchaser will immediately notify the Company in writing if any inquiries or proposals relating to an Acquisition Transaction are received. "Acquisition Transaction" means (i) a merger, consolidation, share exchange, or any similar transaction, involving Purchaser, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Purchaser or (iii) a purchase or other acquisition of a substantial interest in any class or series of equity securities of Purchaser.

9.2. FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall take such necessary action, including but not limited to responding to SEC comments on any filings made with the SEC and working diligently to have all comments cleared by the SEC.


                                   ARTICLE X.
                           TERMINATION AND AMENDMENT

10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties; (b) by the Sellers, Company or Purchaser, if the Closing Date shall not have occurred on or prior to February 15, 2004, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements, conditions and obligations set forth herein; (c) by the Sellers or the Company, if there shall have been any material breach of any of the Purchaser's obligations hereunder and such breach shall not have been remedied within 10 days after receipt by Purchaser of specific written notice of such breach, or (d) by the Purchaser, if there shall have been any material breach of any of the Sellers' or Company's obligations hereunder and such breach shall not have been remedied within 10 days after receipt by the Sellers or Company of specific written notice of such breach.

10.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party hereto as provided above, this Agreement shall become void (other than Sections 9.4 and 11.3 which remain in full force and effect) and there shall be no further liability (except for liability under Sections 9.4 and 11.3) on the parties. Nothing in this section shall relieve any party hereto from liability for any breach of this Agreement.

10.3. AMENDMENT. This Agreement may only be amended by an instrument in writing signed by each of the parties hereto.

                                  ARTICLE XI.
                                 MISCELLANEOUS

11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed to the following persons at their last know or provided address:


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

            IF TO THE SELLERS:

            Pyramid Music Corp.
            11077 Biscayne Blvd.
            Suite 101
            Miami, FL 33161
            Attn: David Levy

            IF TO THE COMPANY:

            Pyramid Music Corp.
            11077 Biscayne Blvd.
            Suite 101
            Miami, FL 33161
            Attn: David Levy

            IF TO PURCHASER:

            Phillip W. Kilgore
            102 South Tejon Street
            Colorado Springs, Colorado 80903

11.2. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

11.3. EXPENSES. Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

11.4. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Florida in connection with any action arising under or brought with respect to this Agreement.

11.5. COUNTERPARTS. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

11.6. HEADINGS. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

11.7. PRONOUNS, ETC. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

11.8. COMPLETE AGREEMENT. This Agreement, the Schedules and Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

11.9. MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto. Prior to the Closing, the Sellers may amend any of the disclosure schedules


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

referenced herein by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the Company, Purchaser may terminate this Agreement without liability to the Sellers.

11.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    PURCHASER:

                                    Lexington Barron Technologies, Inc.

                                    By:

                                    Name/Title:
                                               ---------------------------------

                                    SELLERS:



                                    --------------------------------------------



                                    --------------------------------------------



                                    --------------------------------------------



                                    --------------------------------------------



                                    --------------------------------------------



                                    --------------------------------------------



                                    --------------------------------------------


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

                                    --------------------------------------------



                                    --------------------------------------------

                                    Company:



                                    By:
                                       -----------------------------------------

                                    Name/Title:
                                               ---------------------------------


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                                   APPENDIX A

                               INVESTMENT LETTER

                                 [CLOSING DATE]




------------

------------

Dear Sir:

In connection with the transfer of _____ shares of the common stock (the "Shares") of _______________________ (the "Company") by
_________________________________(the   "Stockholder")   pursuant   to  a  share
exchange agreement dated the ___th day of December 2003 (the "Share Exchange Agreement"), the undersigned Stockholder, hereby makes the following acknowledgments, representations and warranties:

      1. INVESTMENT INTENT. The Stockholder is acquiring the Shares for investment solely for his/her/its own account and not with a present view to any distribution, transfer or resale to others, including any "distribution" within the meaning of Securities Act of 1933, as amended, (the "Securities Act"). The Stockholder understands that the Shares have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of my representations made herein.

      2. FINANCIAL ABILITY. The Stockholder is financially able to bear the economic risks of an investment in the Corporation and has no need for liquidity in this investment. Furthermore, the financial capacity of the Stockholder is of such a proportion that the total cost of the Stockholder's commitment is not material when compared with his total committed capital. The Stockholder is financially able to suffer a complete loss of this investment.

      3. EXPERIENCE. The Stockholder has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares.

      4. REVIEW OF PROSPECTUS AND FINANCIAL STATEMENTS. The Stockholder has been provided with and had the opportunity to review all filings made by the Company with the United States Securities and Exchange Commission, as disclosed in the Share Exchange Agreement and available at the SEC's web site at www.sec.gov.

      5. NO PUBLIC MARKET. The Stockholder understands that no public market now exists for any of the securities of the Company and that the Company has made no assurances that any public market will ever exist for the Company's securities.

      6. RESTRICTED LEGEND. The Stockholder acknowledges that certificates representing the Shares will bear a legend substantially as follows:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.


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


      7.  STOCK   TRANSFER.   The   Stockholder  is  aware  that   stop-transfer
instructions will be given to the transfer agent of the common stock of the Company to prevent any unauthorized or illegal transfer of the Shares.

      8. RELIANCE FOR EXEMPTIONS. The Stockholder understands that the Shares are being transferred to him pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that he is relying upon the investment and other representations made herein as the basis for such exemptions.

      9. ACCURACY OF PURCHASER REPRESENTATIONS. The Stockholder represents that the information and representations contained in this letter are true, correct and complete.

Dated:  [CLOSING DATE]



                                          ---------------------------------
                                          Stockholder




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

                                  SCHEDULE 2.1

                            SELLERS' SHARE OWNERSHIP

                                 Company           Adjusted    Purchaser
         Shareholder             No. of Shares     Percentage  No. of Shares
         -----------             -------------     ----------  -------------




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

                                 SCHEDULE 3.1.6

                          LIST OF ASSETS AND PROPERTIES

                                 SCHEDULE 3.1.12

                        TRADEMARKS, TRADENAMES AND RIGHTS

                                SCHEDULE 3.2.11

                             COMPANY SEC DOCUMENTS


      FILING                  DATE OF FILING
      ------                  --------------

      Form SB-2 (as amended)  Originally: April 15, 2002
                              Last Pre-Effective Amendment: November 8, 2002

      Form NT 10-K            March 31, 2003

      Form 10-KSB             May 1, 2003

      Form 10-QSB             June 6, 2003

      Form NT 10-Q            August 14, 2003

      Form 10-QSB             August 27, 2003

      Form 10-QSB             [December 10, 2003]